UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14 (c)
             of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[X]   Preliminary Information Statement

[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14c-5 (d)(2))

[ ]   Definitive Information Statement


                               SEW CAL LOGO, INC.
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)    Title of each class of securities to which transaction applies:
2)    Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)    Proposed maximum aggregate value of transaction:
5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No:
3)    Filing Party:
4)    Date Filed:

                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                               SEW CAL LOGO, INC.

                               207 W. 138TH STREET
                              LOS ANGELES, CA 90061

                              INFORMATION STATEMENT

                                 August __, 2006

                               GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.001 per share (the "Common Stock"), of Sew Cal Logo, Inc., a Nevada Corporation (the "Company"), to notify such Stockholders of the following:

      On August 25, 2006, pursuant to Nevada Revised Statutes ("N.R.S.") 78.320 the Company received written consents in lieu of a meeting of Stockholders from three Stockholders holding 4,475,000 shares, representing 55.84% of the 8,014,036 issued and outstanding shares of Common Stock (the "Majority Stockholders"), approving the Amended Articles of Incorporation of the Company increasing the number of authorized shares of common stock to five hundred million (500,000,000) shares of common stock, par value $.001 per share (the "Amendment").

On August 25, 2006, pursuant to N.R.S. 78.315, the Board of Directors of the Company unanimously approved the Amendment, subject to Stockholder approval. According to N.R.S. 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on August 25, 2006 in accordance with the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Amendment to the Company's Articles of Incorporation amended the number of shares of stock that the Company shall be authorized to have outstanding at any time to five hundred million (500,000,000) shares of common stock, par value $0.001 per share, with no preemptive rights.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on August 25, 2006 as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about September __, 2006 to all Stockholders of record as of the Record Date.

                             ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

      1. Quarterly Reports on Form 10-QSB for the quarters ended November 30, 2005; February 28, 2006; and May 31, 2006

      2.    Annual Report on Form 10-KSB for the year ended August 31, 2005.

                          OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, August 25, 2006, the Company had 8,014,036 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On August 25, 2006, the holders of 55.84% of the issued and outstanding shares of Common Stock executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Nevada Revised Statutes provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the number of shares of the Company's Common Stock beneficially owned on August 25, 2006, the Record Date, by each person who is known by the Company to beneficially own 5% or more of the Company's Common Stock, each of the Company's directors and executive officers, and all of the Company's directors and executive officers, as a group:

                                                         AMOUNT AND NATURE OF
TITLE OF CLASS    NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNER        PERCENT OF CLASS (1)
Common            Richard L. Songer
                  President, Director
                  207 W. 138th Street
                  Los Angeles, California 90061                3,000,000                   37.43%

Common            Lori Heskett
                  COO/Executive V.P.
                  207 W. 138th Street
                  Los Angeles, California 90061                  750,000                    9.36%

Common            Kagel Family Trust
                  1801 Century Park East
                  25th Floor
                  Los Angeles, California 90067                  725,000                    9.05%

All directors and officers as a group (1 in number)            4,475,000                   55.84%

(1)   Based on 8,014,036 shares issued and outstanding as of August 25, 2006.

(2) David L. Kagel and Ina P. Kagel are the trustees and sole beneficiaries of the Kagel Family Trust

                         DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no right under the Nevada Revised Statutes, the Company's articles of incorporation consistent with above or Bylaws to dissent from any of the provisions adopted in the Amendments.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                 OF COMMON STOCK FROM 50,000,000 TO 500,000,000

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be fifty million (50,000,000) shares of Common Stock. On August 25, 2006, the Board of Directors approved an amendment to the Articles of Incorporation to authorize five hundred million (500,000,000) shares of Common Stock. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On August 25, 2006, the holders of a majority of the outstanding shares of Common Stock approved the Amendment by written consent.

Specifically, the increase in authorized shares is necessary based upon the recent financing completed by the Company. The Company will be filing a Form SB-2 registration statement with the SEC to register a total of 104,166,667 shares of common stock in accordance with a Securities Purchase Agreement dated July 31, 2006 between the Company and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. Secured convertible promissory notes (the "Notes") and warrants to purchase 20,000,000 shares of our common stock (the "Warrants") were issued pursuant to the Securities Purchase Agreement. In accordance with the Securities Purchase Agreement, the Company is required to register 100% of the estimated amount of shares of common stock issuable in connection with the conversion of the Notes. The amount of common shares to register (104,166,667 shares of common stock) was calculated as follows:

The aggregate principal amount of the Notes is five hundred thousand dollars ($500,000). The estimated conversion price of the Notes is $.0048 based on the following: $.012 was the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading days prior to the closing date of the transaction, less a 40% discount. Thus, at a discounted price-per-share of $.0048, 104,166,667 shares of the Company's common stock would be issuable upon conversion of $500,000 into common shares of the Company ("Conversion Shares")and must be registered.

After the additional shares are used for the specific financing purpose set forth above, the general purpose and effect of the amendment to the Company's Articles of Incorporation in authorizing 500,000,000 additional shares of Common Stock will be to use such additional shares of common stock for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

                           EFFECTIVE DATE OF AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Articles of Incorporation with the Delaware Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on September __, 2006.

By Order of the Board of Directors

                               /s/ Richard Songer
                               -------------------
                               Richard Songer
                               President, Director